                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
               CONSENT STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [  ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:
[ ] Preliminary Consent Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Consent Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           RENTAL SERVICE CORPORATION
                (Name of Registrant as Specified in Its Charter)

                              UNITED RENTALS, INC.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  (1) Title of each class of securities to which transaction applies:

                  (2) Aggregate number of securities to which transaction applies:

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  (4)      Proposed maximum aggregate value of transactions:

                  (5)      Total fee paid:

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                                FIRST SUPPLEMENT
                                       TO
                               CONSENT STATEMENT
                                       OF
                              UNITED RENTALS, INC.

                           -------------------------

     This First Consent Statement Supplement (the "First Supplement") is furnished by United Rentals, Inc., a Delaware corporation ("United Rentals"), in connection with the solicitation by United Rentals of written consents from the holders of shares of common stock, par value $.01 per share (the "Shares" or the "Rental Service Common Stock"), of Rental Service Corporation, a Delaware corporation ("Rental Service"), to take the actions described in the Consent Statement of United Rentals dated May 13, 1999 (the "United Rentals Consent Statement").

     This First Supplement amends and modifies, and should be read in conjunction with, the United Rentals Consent Statement. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the United Rentals Consent Statement. The Record Date for the solicitation of written consents is May 13, 1999, and this First Supplement is being furnished to Rental Service stockholders of record as of the close of business on the Record Date. According to Rental Service's revised preliminary consent revocation statement filed with the Commission on May 24, 1999, there were 24,268,770 Shares outstanding as of the Record Date. Additional copies of the United Rentals Consent Statement may be obtained without charge by contacting Georgeson & Company Inc. at the address and telephone number set forth herein.

     This First Supplement is first being sent to Rental Service stockholders on or about May 25, 1999.

     PLEASE SIGN, DATE AND MAIL THE BLUE CONSENT CARD TODAY. YOUR CONSENT IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

                          CERTAIN RECENT DEVELOPMENTS

TERMINATION OF NATIONSRENT MERGER AGREEMENT

     On May 20, 1999, Rental Service and NationsRent entered into a termination and release agreement (the "Termination and Release Agreement") pursuant to which they mutually agreed to terminate the NationsRent Merger Agreement. Pursuant to the Termination and Release Agreement, Rental Service agreed to reimburse NationsRent in the amount of $6 million for certain out-of-pocket expenses incurred by NationsRent in connection with the NationsRent Merger Agreement. In addition, pursuant to the Termination and Release Agreement, NationsRent agreed to dismiss with prejudice the Florida Litigation.

     In addition, on May 20, 1999, Rental Service and NationsRent entered into a stock option termination agreement whereby Rental Service and NationsRent agreed to terminate and cancel the NationsRent Option Agreement.

     In light of the termination of the NationsRent Merger, the Rental Service Board announced that it has requested its financial advisors to conduct a review and evaluation of Rental Service's strategic alternatives.

CONDITIONS TO THE OFFER

     As a result of the termination of the NationsRent Merger Agreement and the NationsRent Option Agreement, the Stockholder Vote Condition, the Option Termination Condition and the Termination Fee Condition contained in the Offer to Purchase are no longer applicable to the Offer and, accordingly, United Rentals has amended the Offer to Purchase to remove such conditions. Additionally, the Merger Agreement Condition contained in the Offer to Purchase has been revised to eliminate the condition that the NationsRent Merger Agreement be terminated. The Merger Agreement Condition now provides that consummation of the Offer is conditioned upon Rental Service having entered into a definitive merger agreement with United

Rentals providing for the acquisition of Rental Service pursuant to the Offer and the Proposed United Rentals Merger.

CERTAIN LITIGATION

     On May 13, 1999, United Rentals filed a memorandum of law in opposition to Rental Service's motion for a preliminary injunction (the "Preliminary Injunction Opposition Motion") with respect to Rental Service's Clayton Act counterclaims in the Connecticut Litigation. In the Preliminary Injunction Opposition Motion, United Rentals states that the Connecticut Court should reject Rental Service's motion for a preliminary injunction because Rental Service cannot satisfy any of the standards required to be met for the issuance of a preliminary injunction.

     On May 17, 1999, the Delaware Court held a hearing on United Rentals' motion for a preliminary injunction relating to the Delaware Litigation. In light of the Termination and Release Agreement, Rental Service has advised the Delaware Court that it believes United Rentals' motion for a preliminary injunction is moot.

     At a hearing held on May 19, 1999 in connection with the Connecticut Litigation, United Rentals stated its intention to provide statements under oath concerning the nature of the relationships, if any, between the Nominees and United Rentals. The Connecticut Court has tentatively set a hearing concerning United Rentals' motion to dismiss and related matters for June 9, 1999.

     On May 20, 1999, pursuant to the Termination and Release Agreement, NationsRent agreed to dismiss with prejudice the Florida Litigation.

     On May 21, 1999, NationsRent filed a motion to dismiss the amended and supplemental complaint in the Delaware Litigation.

     On May 24, 1999, Rental Service and its directors filed a motion to dismiss the amended and supplemental complaint in the Delaware Litigation.

     THIS FIRST SUPPLEMENT RELATES SOLELY TO THE SOLICITATION OF CONSENTS TO THE PROPOSALS SET FORTH IN THE UNITED RENTALS CONSENT STATEMENT AND IS NEITHER A REQUEST FOR THE TENDER OF RENTAL SERVICE COMMON STOCK NOR AN OFFER WITH RESPECT THERETO. THE UNITED RENTALS TENDER OFFER IS BEING MADE ONLY BY MEANS OF AN OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL WHICH HAVE BEEN SEPARATELY MAILED TO RENTAL SERVICE STOCKHOLDERS.

                                          UNITED RENTALS, INC.

Dated: May 25, 1999

     Please sign, date and mail the BLUE consent card today. If you have any questions or require any assistance in executing your consent, please call:

                        [GEORGESON & COMPANY INC. LOGO]

                               Wall Street Plaza
                            New York, New York 10005
                 Banks and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll Free: 1-800-223-2064